Exhibit 10.3

AGREEMENT

AGREEMENT dated this 13h day of September 2005, by and between Snow & Sail Sports, Inc. (hereinafter “S&S”), a Delaware Corporation, with offices located at 397 N. Main Street, South Yarmouth, MA 02664 and Paul F. Tetreault, President of S&S.

The parties hereto agree and acknowledge that by virtue of Pau F. Tetreault’s other business activities as described in S&S’s Form SB-2 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest , we have entered into this written agreement with Paul F. Tetreault (hereinafter “PFT” or Mr. Tetreault”) as follows:

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any business opportunities that PFT may become aware of independently or directly through his association with us  would be presented by him solely to us (and to no one else unless rejected by us);

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any business opportunities disclosed to PFT by the management of other ventures with which he is or becomes involved would not be presented by him to us (unless and until rejected by such other entities): and

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any business opportunities disclosed to PFT by us would not be presented to the management of other ventures with which he is or becomes involved (unless ultimately rejected by us).

In the event that the same business opportunity is presented to Mr. Tetreault by both us and the management of other ventures with which he is or becomes involved, Mr. Tetreault shall only render his services to the entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 13th day of September 2005.

SNOW & SAIL SPORTS, INC.

/s/ Paul F. Tetreault

By: ________________________________

Paul F. Tetreault, President

/s/ Paul F. Tetreault

By: _________________________________

Paul F. Tetreault, Individually

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